Exhibit 3.189

CERTIFICATE OF MERGER

OF

LAS VEGAS REHABILITATION HOSPITAL, INC.

REHABILITATION HOSPITAL OF TYLER, INC.

RENO REHABILITATION HOSPITAL, INC.

INTO

REHAB CONCEPTS CORP.

* * * * *

The undersigned corporation

DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION
Las Vegas Rehabilitation Hospital, Inc.	Delaware
Rehabilitation Hospital of Tyler, Inc.	Texas
Reno Rehabilitation Hospital, Inc.	Delaware
Rehab Concepts Corp.	Delaware

SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation of the merger is Rehab Concepts Corp., a Delaware corporation.

FOURTH: That the Certificate of Incorporation of Rehab Concepts Corp., a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 600 Wilson Lane, Box 715, Mechanicsburg, Pennsylvania 17055.

SIXTH: That a copy of the Agreement of Merger will be furnished on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

CORPORATION	CLASS	NUMBER OF SHARES	PAR VALUE PER SHARE OR STATEMENT THAT SHARES ARE WITHOUT PAR VALUE
Rehabilitation Hospital of Tyler, Inc.	Common	1,000	$1.00

Dated: March 26, 1993

Rehab Concepts Corp.

By	/s/ David G. Nation
David G. Nation, Vice President

ATTEST:

By	/s/ David G. Nation
David G. Nation, Vice President

CERTIFICATE OF INCORPORATION

OF

REHAB CONCEPTS CORP.

* * * * *

1. The name of the corporation is

REHAB CONCEPTS CORP.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Cent ($0.01) amounting in the aggregate to Ten Dollars ($10.00).

5. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS

D. A. Hampton	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

M. A. Brzoska	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

L. J. Vitalo	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and ertifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 7th day of February, 1991.

/s/ D. A. Hampton
D. A. Hampton

/s/ M. A. Brzoska
M. A. Brzoska

/s/ L. J. Vitalo
L. J. Vitalo

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